Exhibit 10.21.2

AMENDMENT TO THE

GWR GLOBAL WATER RESOURCES CORP.

DEFERRED PHANTOM STOCK UNIT PLAN

GWR Global Water Resources Corp., a British Columbia corporation (“GWRC”), previously established the GWR Global Water Resources Corp. Deferred Phantom Stock Unit Plan dated as of January 1, 2011 (the “Plan”). GWRC is being restructured by being merged with and into Global Water Resources, Inc., a Delaware corporation (the “Corporation”), the surviving entity, which will simultaneously undertake a “going public” transaction that will result in the Corporation’s shares of Common Stock being listed on NASDAQ. By adoption of this Amendment, GWRC now desires to amend the Plan to reflect the merger with the Corporation (which will assume the Plan in connection with the merger) and the Corporation’s going public transaction, effective as of the date such transactions close (the “Effective Date”), as set forth below.

1. This Amendment shall be effective as of the Effective Date.

2. The following definitions in Section 1.1 (Definitions) are hereby amended and restated or inserted (as applicable) as follows:

“Affiliate” means the Corporation and any other corporation or trade or business required to be aggregated with the Corporation which constitutes a single employer under Code Section 414(b) or Code Section 414(c) with the Corporation, except that in applying Code Section 1563(a)(1), (2) and (3), the language “at least 50%” is used instead of “at least 80%”;

“Corporation” means Global Water Resources, Inc., a Delaware corporation (and, for the sake of clarity, references to “GWRI” shall also refer to the Corporation);

“Eligible Director” means any member of the Corporation’s Board of Directors who is also not a common law employee of the Corporation;

“Issuer” means the Corporation;

“Market Value” means (i) means the closing sale price of one Common Share as reported on the NASDAQ (or other securities exchange or automated quotation system on which the Common Shares are then listed, quoted or traded) on the date such value is determined or, if Common Shares are not traded on such date, on the first immediately preceding business day on which Common Shares were so traded, or (ii) if the Corporation’s Common Shares are not traded on NASDAQ (or other securities exchange or automated quotation system on which the Common Shares are then listed, quoted or traded), the fair market value of Common Shares on a particular date determined by the reasonable application of reasonable valuation methods or procedures as may be established from time to time by the Board. The Board shall use such procedures to determine fair market value in compliance with Section 409A of the Code and the regulations issued thereunder. Notwithstanding anything in the Plan to the contrary, the Board may not delegate its authority to determine Market Value;

“NASDAQ” means the NASDAQ Stock Exchange;

“Redemption Date” with respect to a Participant who had a Separation Date, means such date as the Corporation determines which shall be no later than 60 days after the Separation Date;

3. Section 1.1 (Definitions) is hereby amended by deleting the definitions of “Act”, “Redemption Notice” and “TSX”.

4. Section 1.5 (Canadian Funds) is hereby deleted in its entirety.

5. The second sentence in Section 3.2 (Grant Participants) is hereby amended and restated in its entirety as follows:

More specifically, the number of Deferred Phantom Stock Units to be granted to an Eligible Director will be determined by dividing the Entitlement by the closing price for a Common Share on the NASDAQ on the business day immediately preceding the DSU Issue Date.

6. Section 3.3 (Redemption Notice) is hereby deleted in its entirety.

7. The Flush language in Section 5.1 (Amendment of Plan) shall be amended and restated as follows:

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shall only be effective upon such amendment, modification or change being approved by the Board, and, if required, by shareholders of the Corporation if required by NASDAQ, Toronto Stock Exchange or any other regulatory authorities having jurisdiction over the Corporation.

8. Section 5.7 (Interpretation) shall be amended and restated as follows:

This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

9. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed as of this      day of             , 2016.

GWR Global Water Resources Corp.

By:

Its:

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